UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2015

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2015, VPG Systems U.S., Inc. (the “Buyer”), a wholly owned subsidiary of Vishay Precision Group, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Stress-Tek, Inc. (“Stress-Tek”), Stress-Tek’s shareholders (the “Sellers”), and Keith Reichow, as Representative. Pursuant to the Purchase Agreement, and subject to the conditions thereof, Buyer will acquire all of the outstanding capital stock of Stress-Tek at the closing under the Purchase Agreement, including the acquisition of real estate valued at $5.5 million (the “Transaction”). The Company expects to use a combination of cash on hand as well as borrowings under a third-party credit facility to pay the purchase price under the Purchase Agreement of $19.9 million, subject to working capital and other adjustments described in the Purchase Agreement. Of that amount, $2.5 million will be held in escrow to satisfy certain claims that Buyer may make against Sellers in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. Certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Buyer and Sellers, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement do not necessarily constitute the actual state of facts about Buyer and Sellers.

The Sellers’ and Buyer’s obligations to consummate the Transaction are subject to customary conditions, including, among other things, that no pending legal action exists at the time of closing that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by the Purchase Agreement, the continuing accuracy of each party’s representations and warranties, and the satisfaction of each party’s pre-closing covenants.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01

On December 14, 2015, the Company issued a press release announcing execution of the Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement, dated December 14, 2015, by and among VPG Systems U.S., Inc., Stress-Tek, Inc., the shareholders of Stress-Tek, Inc., and Keith Reichow, as Representative.
99.1	Press release, dated December 15, 2015.
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* Pursuant to Item 601(b)(2) of Regulation S-K schedules and exhibits have been omitted and will be furnished supplementally to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: December 15, 2015	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Stock Purchase Agreement, dated December 14, 2015, by and among VPG Systems U.S., Inc., Stress-Tek, Inc., the shareholders of Stress-Tek, Inc., and Keith Reichow, as Representative.
99.1	Press release, dated December 15, 2015.